Exhibit 5

                                March 24, 1998


FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308

Dear Sirs:

     With respect to the Registration Statement on Form S-3 (the "Registration Statement") of FirstEnergy Corp. (the "Company") relating to up to 7,000,000 shares of its Common Stock, $.10 par value (the "Shares") to be sold by certain selling shareholders ("Selling Shareholders") from time to time, who will have received such Shares in connection with certain future acquisitions by the Company, I wish to advise you as follows:

     I am of the opinion that the Shares to be issued to the Selling Shareholders in accordance with the Registration
Statement, as amended and supplemented from time to time, upon the completion of the steps mentioned in the next paragraph, will be legally issued, fully paid and nonassessable.

     The steps to be taken which are referred to in the foregoing opinion consist of the following:

     (1) Appropriate action by the Board of Directors of the Company or an authorized committee thereof with respect to the issuance of the Shares.

     (2) Issuance of the Shares in accordance with the aforesaid corporate authorization.

     (3) Sale of the Shares by the Selling Shareholders and payment of the purchase price thereof in accordance with the Registration Statement, as amended or supplemented from time to time.

     This opinion is rendered to you in connection with the above-described transaction. This opinion may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without my prior written consent.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me appearing in the Registration Statement under the caption "Legal Matters." In giving my consent, I do not thereby admit that I am within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                 Very truly yours,



                                   David Feltner


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